EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lodgian, Inc. on Form S-3 of our report dated March 21, 2003, appearing in the Annual Report on Form 10-K of Lodgian, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Atlanta, Georgia
April 1, 2003